Exhibit 99.1

Media Inquiries:	Investor Inquiries:
Heather Beardsley	The Plunkett Group
+1 610-208-2278	Brad Edwards
hbeardsley@cartech.com	+1 212-739-6740
brad@theplunkettgroup.com

CARPENTER TECHNOLOGY REPORTS FOURTH QUARTER

AND FISCAL YEAR 2019 RESULTS

Fourth Quarter Highlights

Reported earnings per share of $1.00

Specialty Alloys Operations (SAO) delivers 16.3% operating margin; 20.4% adjusted operating margin

Backlog up 2% sequentially and 41% year-over-year

Generated $175 million of cash provided from operating activities; $116 million in free cash flow

Fiscal Year 2019 Highlights

Reported earnings per share of $3.43; adjusted earnings per share of $3.46

Significant progress receiving Athens qualifications and accelerating customer dialogue

Year-over-year net sales growth of 12% in Aerospace and Defense and 17% in Medical end-use markets

Strengthened capabilities in emerging technologies including additive manufacturing and soft magnetics

PHILADELPHIA — August 1, 2019 — Carpenter Technology Corporation (NYSE: CRS) (the “Company”) today announced financial results for the fiscal fourth quarter and year ended June 30, 2019. For the quarter, the Company reported net income of $48.9 million, or $1.00 earnings per diluted share.

“The fourth quarter marked the end to a successful year as we generated our strongest quarterly operating income performance since fiscal year 2013,” said Tony Thene, Carpenter Technology’s President and CEO. “Key highlights of the quarter include SAO delivering 20.4% adjusted operating margin, positive total company free cash flow of $115.8 million, and our 12th consecutive quarter of year-over-year backlog growth. The fourth quarter’s operating income results were driven by a continued strong product mix as we generated double digit sequential and year-over-year revenue growth in the Aerospace and Defense end-use market given our sub-market diversity and broad platform exposure.  Also, growth in the Medical end-use market remained robust as we continued to benefit from our direct customer relationships with leading OEMs and increasing demand for our high-value titanium solutions.”

“Our fiscal year 2019 performance demonstrates the value of strong execution of our commercial and manufacturing strategies which drove consistent year-over-year revenue and earnings growth in the Aerospace and Defense and Medical end-use markets. During the year, we made significant progress on obtaining the necessary Aerospace qualifications for our Athens facility. We also continued to look to the future and took innovative steps to strengthen our leadership position through targeted investments in key emerging technologies. This past year we significantly advanced our additive manufacturing platform by adding powder lifecycle management solutions through the acquisition of LPW Technology Ltd. In addition, the expansion of our soft magnetics capabilities remains on track as we seek to capitalize on the disruptive impact of electrification across multiple end-use markets.”

“Looking ahead, we are focused on advancing our solutions approach, capturing additional productivity and capacity gains through the Carpenter Operating Model, and investing in the future of our industry and our end-use markets. We believe the further execution of our strategy will enhance our long-term growth potential and drive sustainable long-term value creation for our customers and shareholders.”

Financial Highlights

	Q4	Q4	Q3	YTD	YTD
($ in millions)	FY2019	FY2018	FY2019	FY2019	FY2018
Net Sales	$641.4	$618.0	$609.9	$2,380.2	$2,157.7
Net Sales Excluding Surcharge (a)	$533.3	$494.5	$503.0	$1,942.1	$1,792.3
Operating Income	$67.9	$60.0	$73.2	$241.4	$189.3
Adjusted Operating Income Excluding Special Items (a)	$67.9	$60.0	$73.2	$242.6	$189.3
Net Income	$48.9	$42.8	$51.1	$167.0	$188.5
Cash Provided from Operating Activities	$175.1	$118.5	$10.0	$232.4	$209.2
Free Cash Flow (a)	$115.8	$55.9	$(37.0)	$(53.7)	$34.7

(a)         non-GAAP financial measures explained in the attached tables

Net sales for the fourth quarter of fiscal year 2019 were $641.4 million compared with $618.0 million in the fourth quarter of fiscal year 2018, an increase of $23.4 million (4 percent), on 4 percent lower volume. Net sales excluding surcharge were $533.3 million, an increase of $38.8 million (8 percent) from the same period a year ago.

Operating income was $67.9 million compared to $60.0 million in the prior year period. These results primarily reflect strong commercial execution and improved market conditions in key end-use markets compared to the prior year period.

Cash provided from operating activities in the fourth quarter of fiscal year 2019 was $175.1 million, compared to $118.5 million in the same quarter last year. The increase in operating cash flow primarily reflects a reduction in inventory coupled with higher sales during the quarter. Free cash flow in the fourth quarter of fiscal year 2019 was $115.8 million, compared to $55.9 million in the same quarter last year. The increase in free cash flow was primarily due to higher cash from operating activities in the quarter. Capital expenditures were $49.7 million in the fourth quarter of fiscal year 2019 compared to $54.0 million in the same quarter last year.

Total liquidity, including cash and available revolver balance, was $401.3 million at the end of the fourth quarter of fiscal year 2019. This consisted of $27.0 million of cash and $374.3 million of available borrowings under the Company’s credit facility.

Conference Call and Webcast Presentation

Carpenter Technology will host a conference call and webcast presentation today, August 1st at 10:00 a.m. ET, to discuss the financial results of operations for the fourth quarter and full fiscal year 2019. Please dial +1 412-317-9259 for access to the live conference call. Access to the live webcast will be available at Carpenter Technology’s website (http://www.carpentertechnology.com), and a replay will soon be made available at http://www.carpentertechnology.com. Presentation materials used during this conference call will be available for viewing and download at http://www.carpentertechnology.com.

Non-GAAP Financial Measures

This press release includes discussions of financial measures that have not been determined in accordance with U.S. Generally Accepted Accounting Principles (GAAP). A reconciliation of the non-GAAP financial measures to their most directly comparable financial measures prepared in accordance with GAAP, accompanied by reasons why the Company believes the non-GAAP measures are important, are included in the attached schedules.

About Carpenter Technology

Carpenter Technology Corporation is a recognized leader in high-performance specialty alloy-based materials and process solutions for critical applications in the aerospace, defense, transportation, energy, industrial, medical, and consumer electronics markets. Founded in 1889, Carpenter Technology has evolved to become a pioneer in premium specialty alloys, including titanium, nickel, and cobalt, as well as alloys specifically engineered for additive manufacturing (AM) processes and soft magnetics applications. Carpenter Technology has expanded its AM capabilities to provide a complete end-to-end solution to accelerate materials innovation and streamline parts production. More information about Carpenter Technology can be found at www.carpentertechnology.com.

Forward-Looking Statements

This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Act of 1995. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ from those projected, anticipated or implied. The most significant of these uncertainties are described in Carpenter Technology’s filings with the Securities and Exchange Commission, including its report on

Form 10-K for the year ended June 30, 2018, Form 10-Q for the quarters ended September 30, 2018, December 31, 2018 and March 31, 2019 and the exhibits attached to those filings. They include but are not limited to: (1) the cyclical nature of the specialty materials business and certain end-use markets, including aerospace, defense, industrial, transportation, consumer, medical, and energy, or other influences on Carpenter Technology’s business such as new competitors, the consolidation of competitors, customers, and suppliers or the transfer of manufacturing capacity from the United States to foreign countries; (2) the ability of Carpenter Technology to achieve cash generation, growth, earnings, profitability, operating income, cost savings and reductions, qualifications, productivity improvements or process changes; (3) the ability to recoup increases in the cost of energy, raw materials, freight or other factors; (4) domestic and foreign excess manufacturing capacity for certain metals; (5) fluctuations in currency exchange rates; (6) the effect of government trade actions; (7) the valuation of the assets and liabilities in Carpenter Technology’s pension trusts and the accounting for pension plans; (8) possible labor disputes or work stoppages; (9) the potential that our customers may substitute alternate materials or adopt different manufacturing practices that replace or limit the suitability of our products; (10) the ability to successfully acquire and integrate acquisitions; (11) the availability of credit facilities to Carpenter Technology, its customers or other members of the supply chain; (12) the ability to obtain energy or raw materials, especially from suppliers located in countries that may be subject to unstable political or economic conditions; (13) Carpenter Technology’s manufacturing processes are dependent upon highly specialized equipment located primarily in facilities in Reading and Latrobe, Pennsylvania and Athens, Alabama for which there may be limited alternatives if there are significant equipment failures or a catastrophic event; (14) the ability to hire and retain key personnel, including members of the executive management team, management, metallurgists and other skilled personnel; and (15) fluctuations in oil and gas prices and production. Any of these factors could have an adverse and/or fluctuating effect on Carpenter Technology’s results of operations. The forward-looking statements in this document are intended to be subject to the safe harbor protection provided by Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended. Carpenter Technology undertakes no obligation to update or revise any forward-looking statements.

PRELIMINARY

CONSOLIDATED STATEMENTS OF INCOME

(in millions, except per share data)

(Unaudited)

	Three Months Ended		Year Ended
	June 30,		June 30,
	2019	2018	2019	2018

NET SALES	$641.4	$618.0	$2,380.2	$2,157.7
Cost of sales	518.5	503.1	1,935.4	1,775.4
Gross profit	122.9	114.9	444.8	382.3

Selling, general and administrative expenses	55.0	54.9	203.4	193.0
Operating income	67.9	60.0	241.4	189.3

Interest expense	(5.7)	(6.4)	(26.0)	(28.3)
Other income (expense), net	0.4	(0.1)	0.6	(0.8)

Income before income taxes	62.6	53.5	216.0	160.2
Income tax expense (benefit)	13.7	10.7	49.0	(28.3)

NET INCOME	$48.9	$42.8	$167.0	$188.5

EARNINGS PER COMMON SHARE:
Basic	$1.01	$0.90	$3.46	$3.96
Diluted	$1.00	$0.88	$3.43	$3.92

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	47.7	47.4	47.7	47.2
Diluted	48.1	48.0	48.1	47.6

Cash dividends per common share	$0.20	$0.18	$0.80	$0.72

PRELIMINARY

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in millions)

(Unaudited)

	Year Ended
	June 30,
	2019	2018
OPERATING ACTIVITIES:
Net income	$167.0	$188.5
Adjustments to reconcile net income to net cash provided from operating activities:
Depreciation and amortization	121.5	116.6
Deferred income taxes	16.5	(61.1)
Net pension expense	11.6	14.2
Share-based compensation expense	17.6	17.6
Net loss on disposals of property, plant and equipment and assets held for sale	1.2	2.5
Gain on insurance recovery	(11.4)	—
Changes in working capital and other:
Accounts receivable	(5.3)	(86.8)
Inventories	(94.0)	0.4
Other current assets	6.8	(9.6)
Accounts payable	20.1	10.7
Accrued liabilities	(4.9)	28.7
Pension plan contributions	(5.5)	(6.7)
Other postretirement plan contributions	(3.1)	(3.4)
Other, net	(5.7)	(2.4)
Net cash provided from operating activities	232.4	209.2

INVESTING ACTIVITIES:
Purchases of property, plant, equipment and software	(180.3)	(135.0)
Acquisition of businesses, net of cash acquired	(79.0)	(13.3)
Proceeds from disposals of property, plant and equipment and assets held for sale	0.4	1.9
Proceeds from insurance recovery	11.4	—
Proceeds from note receivable from sale of equity method investment	—	6.3
Proceeds from sales and maturities of marketable securities	2.9	0.7
Net cash used for investing activities	(244.6)	(139.4)

FINANCING ACTIVITIES:
Credit agreement borrowings	163.9	—
Credit agreement repayments	(163.9)	—
Net change in short-term credit agreement borrowings	19.7	—
Dividends paid	(38.6)	(34.4)
Payments on long-term debt	—	(55.0)
Proceeds from stock options exercised	3.9	12.9
Withholding tax payments on share-based compensation awards	(4.4)	(2.4)
Net cash used for financing activities	(19.4)	(78.9)

Effect of exchange rate changes on cash and cash equivalents	2.4	(1.0)

DECREASE IN CASH AND CASH EQUIVALENTS	(29.2)	(10.1)
Cash and cash equivalents at beginning of period	56.2	66.3

Cash and cash equivalents at end of period	$27.0	$56.2

PRELIMINARY

CONSOLIDATED BALANCE SHEETS

(in millions)

(Unaudited)

	June 30,
	2019	2018
ASSETS
Current assets:
Cash and cash equivalents	$27.0	$56.2
Accounts receivable, net	384.1	378.5
Inventories	787.7	689.2
Other current assets	37.4	54.9
Total current assets	1,236.2	1,178.8
Property, plant and equipment, net	1,366.2	1,313.4
Goodwill	326.4	268.7
Other intangibles, net	67.2	63.3
Deferred income taxes	4.2	4.3
Other assets	187.6	178.5
Total assets	$3,187.8	$3,007.0

LIABILITIES
Current liabilities:
Short-term credit agreement borrowings	$19.7	$—
Accounts payable	238.7	214.7
Accrued liabilities	157.6	148.6
Total current liabilities	416.0	363.3

Long-term debt	550.6	545.7
Accrued pension liabilities	371.2	288.8
Accrued postretirement benefits	122.1	108.2
Deferred income taxes	142.7	161.6
Other liabilities	65.1	53.5
Total liabilities	1,667.7	1,521.1

STOCKHOLDERS’ EQUITY
Common stock	279.0	278.6
Capital in excess of par value	320.4	310.0
Reinvested earnings	1,605.3	1,475.9
Common stock in treasury, at cost	(332.8)	(338.8)
Accumulated other comprehensive loss	(351.8)	(239.8)
Total stockholders’ equity	1,520.1	1,485.9
Total liabilities and stockholders’ equity	$3,187.8	$3,007.0

PRELIMINARY

SEGMENT FINANCIAL DATA

(in millions, except pounds sold)

(Unaudited)

	Three Months Ended		Year Ended
	June 30,		June 30,
	2019	2018	2019	2018
Pounds sold (000):
Specialty Alloys Operations	66,682	70,190	256,360	258,326
Performance Engineered Products	4,180	2,636	13,752	12,388
Intersegment	(778)	288	(2,576)	(5,094)
Consolidated pounds sold	70,084	73,114	267,536	265,620

Net sales:
Specialty Alloys Operations
Net sales excluding surcharge	$425.6	$395.3	$1,536.6	$1,434.1
Surcharge	106.4	123.0	430.7	369.7
Specialty Alloys Operations net sales	532.0	518.3	1,967.3	1,803.8

Performance Engineered Products
Net sales excluding surcharge	123.7	113.7	467.0	426.3
Surcharge	2.7	2.6	12.8	3.4
Performance Engineered Products net sales	126.4	116.3	479.8	429.7

Intersegment
Net sales excluding surcharge	(16.0)	(14.5)	(61.5)	(68.1)
Surcharge	(1.0)	(2.1)	(5.4)	(7.7)
Intersegment net sales	(17.0)	(16.6)	(66.9)	(75.8)

Consolidated net sales	$641.4	$618.0	$2,380.2	$2,157.7

Operating income:
Specialty Alloys Operations	$86.9	$74.1	$282.2	$232.4
Performance Engineered Products	1.7	7.9	30.0	26.1
Corporate costs	(21.1)	(21.5)	(72.7)	(66.4)
Intersegment	0.4	(0.5)	1.9	(2.8)
Consolidated operating income	$67.9	$60.0	$241.4	$189.3

The Company has two reportable segments, Specialty Alloys Operations (“SAO”) and Performance Engineered Products (“PEP”).

The SAO segment is comprised of Carpenter’s major premium alloy and stainless steel manufacturing operations.  This includes operations performed at mills primarily in Reading and Latrobe, Pennsylvania and surrounding areas as well as South Carolina and Alabama.

The PEP segment is comprised of the Company’s differentiated operations. This segment includes the Dynamet titanium business, the Carpenter Powder Products (CPP) business, the Amega West business, the CalRAM business, the LPW Technology Ltd. (LPW) business and the Latrobe and Mexico distribution businesses. The businesses in the PEP segment are managed with an entrepreneurial structure to promote flexibility and agility to quickly respond to market dynamics.  It is our belief this model will ultimately drive overall revenue and profit growth.  The pounds sold data above for the PEP segment includes only the Dynamet, CPP and LPW businesses.

Corporate costs are comprised of executive and director compensation, and other corporate facilities and administrative expenses not allocated to the segments. Also included are items that management considers not representative of ongoing operations and other specifically-identified income or expense items.

The service cost component of net pension expense, which represents the estimated cost of future pension liabilities earned associated with active employees, is included in the operating results of the business segments.  The residual net pension expense is comprised of the expected return on plan assets, interest costs on the projected benefit obligations of the plans, and amortization of actuarial gains and losses and prior service costs and is included in other income (expense), net.

PRELIMINARY

NON-GAAP FINANCIAL MEASURES

(in millions, except per share data)

(Unaudited)

	Three Months Ended		Year Ended
	June 30,		June 30,
	2019	2018	2019	2018

ADJUSTED OPERATING MARGIN EXCLUDING SURCHARGE AND SPECIAL ITEMS

Net sales	$641.4	$618.0	$2,380.2	$2,157.7
Less: surcharge revenue	108.1	123.5	438.1	365.4
Net sales excluding surcharge	$533.3	$494.5	$1,942.1	$1,792.3

Operating income	$67.9	$60.0	$241.4	$189.3

Special items:
Acquisition-related costs	—	—	1.2	—

Operating income excluding special items	$67.9	$60.0	$242.6	$189.3

Operating margin	10.6%	9.7%	10.1%	8.8%

Adjusted operating margin excluding surcharge and special items	12.7%	12.1%	12.5%	10.6%

Management believes that removing the impact of raw material surcharge from operating margin provides a more consistent basis for comparing results of operations from period to period, thereby permitting management to evaluate performance and investors to make decisions based on the ongoing operations of the Company.  In addition, management believes that excluding the impact of special items is helpful in analyzing the operating performance of the Company, as these items are not indicative of ongoing operating performance.  Management uses its results excluding these amounts to evaluate its operating performance and to discuss its business with investment institutions, the Company’s board of directors and others.

	Income Before Income Taxes	Income Tax Expense	Net Income	Earnings Per Diluted Share*

ADJUSTED EARNINGS PER SHARE EXCLUDING SPECIAL ITEMS

Three months ended June 30, 2019, as reported	$62.6	$(13.7)	$48.9	$1.00

Special items:
None reported	—	—	—	—

Three months ended June 30, 2019, as adjusted	$62.6	$(13.7)	$48.9	$1.00

* Impact per diluted share calculated using weighted average common shares outstanding of 48.1 million for the three months ended June 30, 2019.

	Income Before Income Taxes	Income Tax Expense	Net Income	Earnings Per Diluted Share*

ADJUSTED EARNINGS PER SHARE EXCLUDING SPECIAL ITEMS

Three months ended June 30, 2018, as reported	$53.5	$(10.7)	$42.8	$0.88

Special items:
Impact of U.S. tax reform and other legislative changes	—	(0.7)	(0.7)	(0.01)

Three months ended June 30, 2018, as adjusted	$53.5	$(11.4)	$42.1	$0.87

* Impact per diluted share calculated using weighted average common shares outstanding of 48.0 million for the three months ended June 30, 2018.

	Income Before Income Taxes	Income Tax Expense	Net Income	Earnings Per Diluted Share*

ADJUSTED EARNINGS PER SHARE EXCLUDING SPECIAL ITEMS

Year ended June 30, 2019, as reported	$216.0	$(49.0)	$167.0	$3.43

Special items:
Acquisition-related costs	1.2	—	1.2	0.03

Year ended June 30, 2019, as adjusted	$217.2	$(49.0)	$168.2	$3.46

* Impact per diluted share calculated using weighted average common shares outstanding of 48.1 million for the year ended June 30, 2019.

	Income Before Income Taxes	Income Tax Benefit (Expense)	Net Income	Earnings Per Diluted Share*

ADJUSTED EARNINGS PER SHARE EXCLUDING SPECIAL ITEMS

Year ended June 30, 2018, as reported	$160.2	$28.3	$188.5	$3.92

Special Items:
Impact of U.S. tax reform and other legislative changes	—	(68.3)	(68.3)	(1.42)

Year ended June 30, 2018, as adjusted	$160.2	$(40.0)	$120.2	$2.50

* Impact per diluted share calculated using weighted average common shares outstanding of 47.6 million for the year ended June 30, 2018.

Management believes that earnings per share adjusted to exclude the impact of special items is helpful in analyzing the operating performance of the Company, as these items are not indicative of ongoing operating performance.  Management uses its results excluding these amounts to evaluate its operating performance and to discuss its business with investment institutions, the Company’s board of directors and others.

	Three Months Ended		Year Ended
	June 30,		June 30,
	2019	2018	2019	2018

FREE CASH FLOW

Net cash provided from operating activities	$175.1	$118.5	$232.4	$209.2
Purchases of property, plant, equipment and software	(49.7)	(54.0)	(180.3)	(135.0)
Acquisition of businesses, net of cash acquired	—	—	(79.0)	(13.3)
Proceeds from disposals of property, plant and equipment and assets held for sale	0.1	—	0.4	1.9
Proceeds from note receivable from sale of equity method investment	—	—	—	6.3
Proceeds from insurance recovery	—	—	11.4	—
Dividends paid	(9.7)	(8.6)	(38.6)	(34.4)

Free cash flow	$115.8	$55.9	$(53.7)	$34.7

Management believes that the free cash flow measure provides useful information to investors regarding our financial condition because it is a measure of cash generated which management evaluates for alternative uses.

PRELIMINARY

SUPPLEMENTAL SCHEDULES

(in millions)

(Unaudited)

	Three Months Ended		Year Ended
	June 30,		June 30,
	2019	2018	2019	2018

NET SALES BY END-USE MARKET

End-Use Market Excluding Surcharge:
Aerospace and Defense	$303.9	$260.7	$1,051.5	$957.1
Medical	51.2	41.1	176.3	149.3
Energy	39.6	40.2	154.3	131.3
Transportation	32.3	33.7	126.6	127.9
Industrial and Consumer	74.5	81.9	298.5	295.9
Distribution	31.8	36.9	134.9	130.8

Total net sales excluding surcharge	533.3	494.5	1,942.1	1,792.3

Surcharge revenue	108.1	123.5	438.1	365.4

Total net sales	$641.4	$618.0	$2,380.2	$2,157.7